EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-220766, No. 333-218408, No. 333-204545, No. 333-126809, and No. 333-52384 on Form S-8, and 333-223876 on Form S-3 of Central Valley Community Bancorp of our report dated March 6, 2020 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Sacramento, California
March 6, 2020